EXHIBIT 3.1

State of Delaware

Secretary of State

Division of Corporations

Delivered 03:34 PM 12/02/2004

Filed 03:03 PM 12/02/2004

SRV 040867500—3889860 FILE

CERTIFICATE OF FORMATION

OF

ICON LEASING FUND ELEVEN, LLC

This Certificate of Formation of ICON Leasing Fund Eleven, LLC (the “LLC”), dated as of December 2, 2004, has been executed and is being filed by Rebecca S. Heath, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST.    The name of the limited liability company formed hereby is ICON Leasing Fund Eleven, LLC.

SECOND.    The address of the registered office of the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

THIRD.    The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington (New Castle County), Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ REBECCA S. HEATH
Rebecca S. Heath
Authorized Person